COLUMBIA FUNDS VARIABLE INSURANCE TRUST

AMENDMENT NO. 4 TO THE

SECOND AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, Section 5 of Article III of the Second Amended and Restated Agreement and Declaration of Trust (the “Declaration of Trust”) of Columbia Funds Variable Insurance Trust (the “Trust”), dated April 12, 2006, as amended from time to time, a copy of which is on file in the Office of the Secretary of The Commonwealth of Massachusetts, authorizes the Trustees of the Trust to amend the Declaration of Trust to establish, to change or to abolish and rescind the designation of any Series or class of Shares without authorization by vote of the Shareholders of the Trust.

NOW, THEREFORE, The undersigned, being at least a majority of the Trustees of the Trust, and have authorized the following amendments to said Declaration of Trust to reflect (i) the renaming of Variable Portfolio – AQR Managed Futures Strategy Fund and Variable Portfolio – Lazard International Equity Strategy Fund by replacing “Variable Portfolio” with “CTIVP” and (ii) the renaming of Columbia Variable Portfolio – Managed Risk Fund, Columbia Variable Portfolio – Managed Risk U.S. Fund, Columbia Variable Portfolio – U.S. Flexible Conservative Growth Fund, Columbia Variable Portfolio – U.S. Flexible Growth Fund, Columbia Variable Portfolio – U.S. Flexible Moderate Growth Fund, Columbia Variable Portfolio – Managed Volatility Conservative Fund, Columbia Variable Portfolio – Managed Volatility Conservative Growth Fund and Columbia Variable Portfolio – Managed Volatility Growth Fund by replacing “Columbia Variable Portfolio” with “Variable Portfolio”, effective May 1, 2018:

Section 6 of Article III is hereby amended by replacing the text preceding paragraph (a) with the following:

Without limiting the authority of the Trustees set forth in Section 5, inter alia, to establish and designate any further Series or classes or to modify the rights and preferences of any Series or class, the following Series shall be, and are hereby, established and designated:

Columbia Variable Portfolio – Asset Allocation Fund

Columbia Variable Portfolio – Contrarian Core Fund

Columbia Variable Portfolio – Diversified Absolute Return Fund

Columbia Variable Portfolio – Long Government/Credit Bond Fund

Columbia Variable Portfolio – Small Cap Value Fund

Columbia Variable Portfolio – Small Company Growth Fund

Columbia Variable Portfolio – Strategic Income Fund

CTIVP – AQR Managed Futures Strategy Fund

CTIVP – Lazard International Equity Advantage Fund

Variable Portfolio – Managed Risk Fund

Variable Portfolio – Managed Risk U.S. Fund

Variable Portfolio – U.S. Flexible Conservative Growth Fund

Variable Portfolio – U.S. Flexible Growth Fund

Variable Portfolio – U.S. Flexible Moderate Growth Fund

Variable Portfolio – Managed Volatility Conservative Fund

Variable Portfolio – Managed Volatility Conservative Growth Fund

Variable Portfolio – Managed Volatility Growth Fund

The rest of this Section 6 remains unchanged.

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IN WITNESS WHEREOF, the undersigned has signed this Amendment No. 4 to the Declaration of Trust on August 8, 2018.

/s/ Douglas A. Hacker Douglas A. Hacker	/s/ John J. Neuhauser John J. Neuhauser

/s/ Janet L. Carrig Janet L. Carrig	/s/ Patrick J. Simpson Patrick J. Simpson

/s/ Nancy T. Lukitsh Nancy T. Lukitsh	/s/ William F. Truscott William F. Truscott

/s/ David M. Moffett David M. Moffett	/s/ Anne-Lee Verville Anne-Lee Verville

Registered Agent:	Corporation Service Company
84 State Street
Boston, MA 02109